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                             SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

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                                          FORM 8-K

                                       CURRENT REPORT

                            PURSUANT TO SECTION 13 or 15(d) OF THE
                                SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  September 29, 2000

                                      TTM TECHNOLOGIES, INC.
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                       (Exact Name of Registrant as Specified in Charter)


        Washington                    0-31285                 91-1033443
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(State or Other Jurisdiction           (Commission          (IRS Employer
      of Incorporation)                File Number)       Identification No.)


17550 N.E. 67th Court, Redmond, Washington                       98052
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(Address of Principal Executive Offices)                      (Zip Code)

      Registrant's telephone number, including area code:  (425) 883-7575

                                        N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

    On September 29, 2000, TTM Technologies, Inc., a Washington corporation (the "Company"), entered into an amended and restated credit agreement and, on October 13, 2000, entered into a first amendment to such amended and restated credit agreement (such amended and restated credit agreement, as amended, the "Credit Facility"), for which First Union National Bank is the administrative agent, Sun Trust Bank is the documentation agent, Fleet National Bank is the syndication agent, and First Union Capital Markets Corp. is the lead arranger. The lenders are a syndicate comprised of various banks, financial institutions or other entities which hold transferable interests in the First Union Credit Facility. All borrowings are collateralized by the Company's assets. The Credit Facility, as of October 17, 2000, consists of:

    - a term facility of up to $45 million; and

    - a revolving line of credit of up to $25 million, including up to $5 million on a swingline loan subfacility.

    The Credit Facility requires the Company to meet financial ratios and benchmarks and to comply with other restrictive covenants. The covenants include capital expenditure limits, leverage and interest coverage ratios, and consolidated net worth. The term facility amortizes in 20 quarterly installments through September 30, 2005. The revolving line of credit and swingline commitment each expire on September 29, 2005. The Company is required to pay a commitment fee on the average daily unused amount of the revolver and a letter of credit fee on the average daily maximum amount available for each letter of credit outstanding.

    The Company's borrowings under the term and revolving loans of the Credit Facility bear interest at varying rates based, at the Company's option, on either LIBOR plus 100 to 200 basis points or the alternate base rate plus 0 to 50 basis points. The alternate base rate is the greater of (i) First Union National Bank's prime rate or (ii) the effective rate for federal funds plus 50 basis points. The amount added to the LIBOR rate or the alternate base rate varies depending upon the Company's leverage ratios. The Company must apply proceeds of sales of debt or material assets to prepayment on the Credit Facility, subject to some exceptions.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                               TTM TECHNOLOGIES, INC.

Date: October 26, 2000          By:  /s/ Stacey M. Peterson
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                                     Name:  Stacey M. Peterson
                                     Title: Secretary & Chief Financial Officer

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